UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 25, 2005

INNOVATIVE MICRO TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-06635	95-1950506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Robin Hill Road Goleta, California 93117
(Address of principal executive offices) (Zip Code)

(805) 681-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                   Entry into a Material Definitive Agreement.

Private Placement of Preferred Stock and Warrants

On January 25, 2005, Innovative Micro Technology, Inc. (the “Company”) completed the private sale of 1,000,000 shares of Series A Redeemable Preferred Stock (the “Series A Shares”), 1,000,000 shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Shares”) and conditional warrants for the purchase of up to an aggregate of 500,000 shares of the Company’s common stock (the “Performance Warrants”) for an aggregate purchase price of $17,000,000 (the “Transaction”).  The net proceeds to the Company in the transaction were approximately $15,700,000.

The terms of the Transaction are governed by the Preferred Stock Purchase Agreement, Investors’ Rights Agreement, Voting Agreement, and Right of First Refusal and Co-Sale Agreement, each dated as of January 25, 2005 (the “Transaction Agreements”), copies of which are attached to this report as Exhibits 10.17-10.20 and are incorporated herein by this reference.  The rights, preferences, privileges and limitations of the Series A Redeemable Preferred Stock and the Series A-1 Convertible Preferred stock are set forth in a Certificate of Designation filed with the Delaware Secretary of State on January 24, 2005 (the “Certificate of Designation”), a copy of which is attached to this report as Exhibit 4.5 and incorporated herein by this reference.

The description of the Transaction, the Series A Shares and the Series A-1 Shares in this Report is a summary.  It does not purport to be a complete statement of the terms of the Transaction Agreements and the Certificate of Designation, and is qualified in its entirety by reference to the complete text of the Transaction Agreements and Certificate of Designation found in the Exhibits.

The Transaction

The Preferred Stock Purchase Agreement provides for the purchase of the Series A Shares, Series A-1 Shares and Performance Warrants for an aggregate purchase price of $17,000,000 by a group of investors consisting of Investor Growth Capital Limited and Investor Group L.P. (each an affiliate of Investor Growth Capital Ltd. (“IGC”)), BAVP VII, L.P. (an affiliate of BA Venture Partners VII, LLC (“BAVP”)) and Miramar Venture Partners, L.P. (collectively with IGC and BAVP, the “Investor Group”).  The Preferred Stock Purchase Agreement generally limits the ability of the Company to use proceeds of the Transaction for the repayment of indebtedness, but permits a portion of the proceeds to be used to repay the Company’s indebtedness to L-3 Communications Corporation (“L-3”) under a promissory note in the original principal amount of $1,500,000 (the “L-3 Note”).

The Investors’ Rights Agreement provides the Investor Group with rights to require the Company to register the shares of common stock issuable upon conversion of the Series A-1 Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”).  It also provides the Investors with a right of first refusal on certain future sales of equity securities by the Company and other rights, including information rights.

The Voting Agreement provides that in certain matters the Investors, L-3 and certain management stockholders will vote their shares of common stock and Series A-1 Convertible Preferred Stock in accordance with the Voting Agreement.  Among other things, the parties agree to vote to their shares to elect two designees of IGC and one designee of BAVP to serve as the three directors designated by the holders of the Series A Shares and Series A-1 Shares.  (The board representation rights of the classes of preferred stock are discussed in further detail below.).  The parties to the Voting Agreement also agree to vote their shares to elect the designee of L-3 to serve as one of the directors elected by the holders of common stock and to provide for board observation rights for Miramar Venture Partners L.P.  The parties also agree that they will vote along with the majority of the holders of Series A-1 Shares to approve any of the following:

•                  a merger or acquisition of the Company (or sale of its assets) with proceeds in excess of $8.00 per share;

•                  any future financing to raise equity capital for the Company;

•                  an amendment to the Company’s Certificate of Incorporation to permit any director to be removed without cause by the majority of shares entitled to elect the director; and

•                  an exchange of stock options whereby all outstanding employee incentive stock options with exercise prices in excess of $3.00 would be exchanged for options with an exercise price at the fair market value of the common stock.

The Right of First Refusal and Co-Sale Agreement provides the Company and the Investor Group with certain rights to purchase any shares of the Company’s common or preferred stock by the parties to the agreement, including the Investor Group, L-3 and certain management stockholders.  In the alternative, members of the Investor Group also have the right to include their shares, on a pro rata basis, in any sale made by another stockholder that is a party to the agreement.

The Terms of the Series A Redeemable Preferred Stock and Series A-1 Convertible Preferred Stock.

Series A Redeemable Preferred Stock

The Series A Redeemable Preferred Stock is redeemable at any time by the Company, and is subject to mandatory redemption at the election of the holders on or after January 25, 2009.  In either case, the redemption price will consist of the original issuance price of the Series A Redeemable Preferred Stock of $14.1667 per share (the “Original Issuance Price”), plus accrued mandatory dividends, plus any additional dividends on the Series A Shares that may have been declared and not paid.  The mandatory dividends on the Series A Shares are payable in cash or accrue at an annual rate of 4.665% for the first four years after issuance.  After January 25, 2005, there is no mandatory dividend on the Series A Shares, but the Company cannot pay a dividend on its common stock or Series A-1 Shares in any year after that date without first paying a dividend on the Series A Shares equal to 4.665% of the Original Issuance Price.

When the Series A-1 Shares become redeemable, the holders may elect, instead of redeeming for cash, to convert the Series A-1 Shares into promissory notes in the principal amount of the redemption price, which will bear interest at the rate of 9% per annum and mature in one year.

The holders of the Series A Shares, voting as a separate class, will elect two members of the board of directors.  In addition, the Certificate of Designation includes provisions (the “Protective Provisions”) prohibiting the Company from taking the following actions without the consent of a majority of the holders of Series A Shares:

•                                          merging or selling the company;

•                                          acquiring another entity;

•                                          amending the certificate of incorporation or bylaws;

•                                          changing or amending the rights, preferences or privileges of the Series A Redeemable Preferred Stock;

•                                          increasing or decreasing the authorized capital stock of the Company or, in general, repurchasing capital stock of the Company;

•                                          creating a new class of stock senior to or at parity with the Series A Redeemable Preferred Stock;

•                                          changing the number of authorized directors (currently established at 8) without the consent of two of the three directors elected by the Series A Shares and Series A-1 Shares;

•                                          borrowing more than $500,000;

•                                          selling, or granting a lien on, any real or intellectual property;

•                                          declaring a dividend or recapitalizing the Company’s capital stock; or

•                                          increasing the number or shares available for grants under the Company’s option plans.

The Series A Redeemable Preferred Stock is not convertible into common stock, and has no voting rights other than the right to elect the two directors as described above and as may be required by law.  The Series A Redeemable Preferred Stock does not participate in dividends or distributions made with respect to the common stock or Series A-1 Convertible Preferred Stock.

Series A-1 Convertible Preferred Stock

The Series A-1 Convertible Preferred Stock is convertible into common stock at any time after the date of issuance, at a conversion ratio of 5.6667 shares of common stock to each Series A-1 Share, subject to adjustment for antidilution and for changes in the common stock.  Accordingly, the 1,000,000 Series A-1 Shares sold in the Transaction are initially convertible into 5,666,700 shares of common stock.

The Series A-1 Shares receive dividends and distributions, including proceeds of a liquidation of the Company, at parity with the common stock, based on the number of shares of common stock into which the holder’s Series A-1 shares could be converted at the time of the dividend or distribution.

The Series A-1 Shares will automatically be converted into common stock (at the then applicable conversion ratio) if the Company completes an underwritten public offering with gross proceeds of at least $35 million and a price per share that is equal to at least $6.00 (as adjusted for future changes in the common stock).  In addition, if holders of a majority of the Series A-1 Shares elect to convert all or a part of their Series A-1 Shares, then the same portion of Series A-1 Shares of the other holders shall also be converted.  Also, if the Company offers the holders of Series A-1 Shares the right to participate in a sale of equity securities to be offered at a price of less than $3.00 per share, to the extent a holder of Series A-1 Shares does not purchase the holder’s pro rata amount of the offered securities, a proportional amount of the holders Series A-1 Shares shall be automatically converted into common stock.

The holders of the Series A-1 Shares, voting as a separate class, will elect one member of the board of directors.  In all matters other than the election of directors, the Series A-1 Shares will vote together with the holders of common stock, and will have a number of votes equal to the number of shares of common stock into which the holder’s Series A-1 shares could then be converted.  In addition, the Series A-1 Shares have the same Protective Provisions as those listed for the Series A Shares above.

The Performance Warrants

A copy of the form of the Performance Warrants is attached to this Report as Exhibit 4.6, and is incorporated herein by this reference.  The Performance Warrants provide for the purchase of up to 500,000 shares of common stock, beginning March 15, 2006, if the Company’s financial performance during calendar year 2005 does not meet certain target levels set forth in the Performance Warrants.  Depending on the level of the Company’s financial performance, the Performance Warrants will be exercisable for an aggregate of 500,000 shares, 250,000 shares, or will terminate.  The exercise price for the Performance Warrants is $0.30 per share.

Fees to Financial Advisor

The Company’s financial advisor in the Transaction was W.R. Hambrecht + Co., LLC (“Hambrecht”).  In consideration of Hambrecht’s services, the Company paid a fee of $1,105,000 and issued to Hambrecht a Warrant for the purchase of up to 113,333 shares of common stock, exercisable until January 24, 2009, at an exercise price of $3.00 per share (the

 “Hambrecht Warrant”).  The Warrant Agreement between the Company and Hambrecht is attached to this Report as Exhibit 4.7.

Item 1.02                                   Termination of a Material Definitive Agreement.

On January 25, 2005, the Company entered into a Termination Agreement with L-3 in connection with the Transaction and the Company’s repayment of the L-3 Note.  A copy of the Termination Agreement is attached to this Report as Exhibit 10.21.  The Termination Agreement terminated that certain Supplemental Agreement dated as of March 15, 2004 between the Company and L-3, a copy of which was provided as Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on March 30, 2004.  Following the effectiveness of the Termination Agreement, L-3 has the right to designate one person to serve on the board of directors pursuant to the Stock Purchase Agreement between the Company and L-3, dated August 1, 2003, and pursuant to the Voting Agreement.

Item 2.01                                   Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 of this Report, the Company completed the Transaction on January 25, 2005.  The Transaction involved the sale of equity securities of the Company convertible into 5,666,700 shares of common stock, subject to adjustment for antidilution and changes in the common stock, and for the sale of up to 500,000 additional shares of common stock if the Performance Warrants become exercisable.

Item 3.02                                   Unregistered Sales of Equity Securities.

As discussed in Item 1.01 of this Report, the Company completed the private sale of 1,000,000 Series A Shares, 1,000,000 Series A-1 Shares and the Performance Warrants, and the issuance of the Hambrecht Warrant on January 25, 2005.  These securities were offered and sold pursuant to the exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.  The members of the Investor Group and Hambrecht have all represented to the Company that they are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

Item 3.03                                   Material Modification to Rights of Security Holders.

The rights of the holders of common stock of the Company have been materially modified by the Company’s filing of the Certificate of Designation and issuance of the Series A Shares and Series A-1 Shares.  As described more fully in Section 1.01 under the caption “The Terms of the Series A Redeemable Preferred Stock and Series A-1 Convertible Preferred Stock,” the Series A Shares have certain rights to dividends and distributions, including distributions resulting from a liquidation of the Company, prior to and in preference to the holders of common stock.  In addition, the holders of the Series A Shares have the right to elect two members of the board of directors and the holders of the Series A-1 Shares have the right to elect one member of the board of directors.

The voting rights of the holders of Series A-1 Shares, and their right to participate at a parity with the holders of common stock in dividends and distributions (including distributions resulting from a liquidation of the Company), are based on the number of shares of common stock into which the Series A-1 Shares may be converted.  This number will be adjusted upwards if the Company makes certain dilutive sales of equity securities in the future. The holders of the Company’s common stock do not have similar protections against dilutive sales of equity securities, and as a result their proportional interest in the Company will be reduced by any future antidilution adjustment in the conversion ratio of the Series A-1 Shares.

Item 5.02                                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  The following three non-employee directors have resigned, effective January 28, 2005: William Howard, Daniel E. Armel and Michael Andrews II.  They resigned in order to permit the Company to satisfy a condition precedent to consummating the Transaction, by allowing the Investor Group to designate directors to serve in the seats to be reserved for election by the holders the Series A Shares and Series A-1 Shares following the closing of the Transaction.

Mr. Armel was a member of the Audit Committee of the Board of Directors.  No other positions on the board of directors or with the Company were held by the resigning directors.

(b)                                 The following new non-employee directors were elected, effective January 28, 2005:  Jose Suarez, Eric Sigler and Barry Waite.

The new directors were appointed by the board of directors to fill the vacancies left by the three resigning directors, and will serve in the seats reserved for election by the holders of Series A Shares and Series A-1 Shares pursuant to the Certificate of Designation.  Specifically, Jose Suarez was appointed to serve as a Class I director in one of the two seats reserved for election by the holders of Series A Shares; Eric Sigler was appointed to serve as a Class I director in one of the two seats reserved for election by the holders of Series A Shares; and Barry Waite was appointed to serve as a Class III director in the seat reserved for election by the holders of Series A-1 Shares.

The new directors were designated by the Investor Group pursuant to the Preferred Stock Purchase Agreement.  The election of their successors will be subject to the Voting Agreement as described under Item 1.01.

Item 5.03                                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 25, 2004, the Company’s Bylaws were amended as set forth in Exhibit 3.3 attached to this Report.

Item 8.01                                   Other Events.

A press release describing the Transaction was issued by the Company and the Investors on January 28, 2005.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by this reference.

Exhibit Number	Description of Exhibit
3.3	Amended and Restated Bylaws of Innovative Micro Technology, Inc., as amended on January 25, 2005.

4.5	Certificate of Designation of Series A Redeemable Preferred Stock and Series A-1 Convertible Preferred Stock, dated January 24, 2005.

4.6	Warrants issued by the Company to members of the Investor Group, dated January 25, 2005

4.7	Warrant Agreement between the Company and W.R. Hambrecht + Co., LLC, dated as of January 25, 2005.

10.17	Preferred Stock Purchase Agreement between the Company and the Investors listed on Schedule I, dated as of January 25, 2005.

10.18	Investors’ Rights Agreement between the Company and the Investors listed on Schedule I, dated as of January 25, 2005.

10.19	Voting Agreement between the Company, the Investors listed on Schedule I, and certain Stockholders listed on the signature pages, dated as of January 25, 2005.

10.20	Right of First Refusal and Co-Sale Agreement between the Company, the Investors listed on Schedule I, and certain Stockholders listed on the signature pages, dated as of January 25, 2005.

10.21	Termination Agreement between the Company and L-3 Communications Corporation, dated as of January 25, 2005.

99.1	Press Release, dated January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	INNOVATIVE MICRO TECHNOLOGY, INC.

/s/ Peter T. Altavilla
Peter T. Altavilla
Secretary and Chief Financial Officer